1701 Market Street                                       Morgan, Lewis
Philadelphia, PA 19103-2921                              & Bockius LLP
215.963.5000                                             Counselors at Law
Fax: 215.963.5001


October 10, 2014
The Advisors' Inner Circle Fund III
One Freedom Valley Drive
Oaks, Pennsylvania 19456


Re:  Registration Statement filed on Form N-14 under the Securities Act of 1933
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Ladies and Gentlemen:

We hereby consent to the reference to our Firm in the Registration Statement filed on Form N-14 under the Proxy Statement/Prospectus heading "Information about the Reorganization - U.S. Federal Income Tax Consequences of the Reorganization." In giving this consent, we do not concede that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder.

Very truly yours,


/s/ Morgan, Lewis & Bockius LLP
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Morgan,  Lewis  &  Bockius  LLP